Exhibit 10.2
Innventure, Inc.
6900 Tavistock Lakes Blvd., Suite 400
Orlando, FL 32827
June 26, 2025
Accelsius Holdings LLC
1835b Kramer Lane #180
Austin, TX 78758
Attention: Josh Claman, CEO
Re:    Unsecured Convertible Promissory Note in the original principal amount of $3 million dated June 20, 2025 from Accelsius Holdings, LLC in favor of Joshua Claman (the “Claman Note”)
Dear Josh,
This letter agreement will confirm the agreement between Innventure, Inc. (“Innventure Parent”), Innventure LLC (“Innventure LLC,” together with Innventure Parent, “Innventure”), Accelsius Holdings LLC (the “Borrower”) and you (“Lender”) that, pursuant to and effective as of the purchase by the Lender of the Claman Note, the parties will be entitled to the rights or subject to the obligations set forth below, as applicable, in addition to any other rights or obligations specifically provided for in the Claman Note.
Until such time as the Claman Note is either repaid in full or converted into equity of the Borrower, Innventure will not seek repayment of any portion of that certain Loan and Security Agreement between Innventure LLC and the Borrower, dated as of March 30, 2023 (as amended to date, the “Innventure Line of Credit”), other than the repayment of up to $12 million that is anticipated to be made immediately following the issuance by the Borrower of up to an aggregate of $12 million of new promissory notes.
This letter agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware.
In the event of any conflict between the provisions of this letter agreement and the Claman Note, the parties hereto acknowledge and agree that the terms of this letter agreement will control. This letter agreement may be amended, terminated or waived only with the written consent of the parties hereto. This letter agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together will constitute one agreement. A counterpart signature delivered by electronic transmission (including e-mail, pdf or DocuSign) will be considered an original signature.
[Signature page follows]

Sincerely,
Innventure Inc.

By:	/s/ Gregory W. Haskell

Name: Gregory W. Haskell

Title: CEO
Innventure LLC

By:	/s/ Gregory W. Haskell

Name: Gregory W. Haskell

Title: CEO
Accelsius Holdings LLC

By:	/s/ Robert Wehmeyer

Name:	Robert Wehmeyer

Title:	CFO
Accepted and acknowledged as of the date first set forth above:

/s/ Joshua Claman

Joshua Claman